UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1196501

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 Fifth Avenue New York, New York	10011

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:  N/A
Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the Registrant’s Series K Preferred Stock Purchase Rights is set forth under “Entry into a Material Definitive Agreement” in the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 4, 2018, which description is incorporated herein by reference.

Item 2.          Exhibits.
Exhibit No.	Description

3.1
Form of Certificate of Designation of Series K Preferred Stock of Barnes & Noble, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Barnes & Noble, Inc. with the United States Securities and Exchange Commission on October 4, 2018).

4.1
Rights Agreement, dated as of October 3, 2018, between Barnes & Noble, Inc. and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Barnes & Noble, Inc. with the United States Securities and Exchange Commission on October 4, 2018).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 4, 2018

BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
Bradley A. Feuer
Vice President, General Counsel & Corporate Secretary